Exhibit 99.1

Eastern Bankshares, Inc. Announces Completion of HarborOne Acquisition

And Proration of Merger Consideration

BOSTON, MA, November 3, 2025 – Eastern Bankshares, Inc. (“Eastern”) (NASDAQ Global Select Market: EBC), the holding company for Eastern Bank, confirmed today that on November 1, 2025 Eastern completed its previously announced acquisition of HarborOne Bancorp, Inc. (“HarborOne”) (NASDAQ Global Select Market: HONE), the holding company for HarborOne Bank. Pursuant to the Agreement and Plan of Merger, dated April 24, 2025, among Eastern, Eastern Bank, HarborOne and HarborOne Bank (the “Merger Agreement”), the merger of HarborOne with and into Eastern (the “Merger”), and the merger of HarborOne Bank with and into Eastern Bank, became effective shortly after midnight (Eastern Time) on November 1, 2025 (“Effective Time”).

Under the terms of the Merger Agreement, each share of HarborOne common stock issued and outstanding immediately prior to the Effective Time, other than each share, if any, held by HarborOne as treasury stock or owned directly by Eastern, was converted automatically at the Effective Time into the right to receive, at the election of the holder of such share of HarborOne common stock, and subject to the allocation, proration and other procedures specified in the Merger Agreement, either:

•	0.765 shares of Eastern common stock per share of HarborOne common stock, and cash in lieu of any fractional share (the “Stock Consideration”); or

•	$12.00 per share in cash of HarborOne common stock (the “Cash Consideration”).

The Stock Consideration and Cash Consideration are sometimes collectively referred to as the “Merger Consideration.” The receipt of the Merger Consideration in each case is subject to applicable withholding taxes, if any, and will be payable without interest.

Each restricted share of HarborOne common stock, and each HarborOne performance-based stock unit that was outstanding immediately prior to the Effective Time, became fully vested and converted automatically at the Effective Time into the right to receive the Merger Consideration, with the same election right as all other shares of HarborOne common stock.

Each share of Eastern common stock outstanding immediately prior to the Effective Time remained outstanding and was unaffected by the Merger.

The allocation and proration provisions in the Merger Agreement are designed to ensure that the total number of shares of HarborOne common stock entitled to receive the Stock Consideration will be greater than or equal to 75% but not more than 85% of the aggregate number of shares of HarborOne common stock issued and outstanding immediately prior to the Effective Time (including for these purposes the shares of HarborOne common stock subject to HarborOne restricted stock awards, but excluding shares of HarborOne common stock, if any, to be cancelled as provided in the Merger Agreement), and all other shares of HarborOne common stock issued and outstanding immediately prior to the Effective Time will be entitled to receive the Cash Consideration.

As previously announced, the election deadline for holders of HarborOne common stock to elect the form of consideration they wished to receive in the Merger, subject to the allocation, proration and other procedures set forth in the Merger Agreement, was 5:00 p.m. (Eastern Time) on October 28, 2025. Of the total number of shares of HarborOne common stock outstanding immediately prior to the Effective Time (including the shares of HarborOne common stock subject to restricted stock awards that had the same election rights as shares of HarborOne common stock), approximately 91.87% of shares timely elected to receive the Stock Consideration (the “stock election shares”), approximately 2.03% of shares timely elected to receive the Cash Consideration (the “cash election shares”), and approximately 6.10% of shares did not make a timely election (the “non-election shares”). After giving effect to the allocation and proration procedures set forth in the Merger Agreement, approximately 84.99% of each holder’s stock election shares were converted into the right to receive the Stock Consideration, approximately 15.01% of each holder’s stock election shares were converted into the right to receive the Cash Consideration and all cash election shares and non-election shares were converted into the right to receive the Cash Consideration, such that 84.99% of the shares of HarborOne common stock (including the shares of HarborOne common stock subject to restricted stock awards) outstanding immediately prior to the Effective Time were converted into the right to receive the Stock Consideration and 15.01% of the shares of HarborOne common stock (including the shares of HarborOne common stock subject to restricted stock awards) outstanding immediately prior to the Effective Time were converted into the right to receive the Cash Consideration.

Eastern issued a total of approximately 41,430,788 shares of Eastern common stock in the Merger, including in settlement of awards of HarborOne performance-based stock units and time-based restricted stock awards outstanding immediately prior to the Effective Time. On a pro forma basis as of September 30, 2025, after giving effect to the outcome stated above of the allocation and proration procedures under the Merger Agreement, there would have been a total of 238,450,578 shares of Eastern common stock outstanding.

Additional Information and Where to Find It

The Merger Agreement is Annex A to the definitive proxy statement/prospectus filed by Eastern with the Securities and Exchange Commission (the “SEC”) on June 27, 2025 (the “proxy statement/prospectus”).

Electronic copies of the Merger Agreement and the proxy statement/prospectus, as well as other filings containing information about Eastern and the Merger, may be obtained at the website of the SEC at sec.gov; and on Eastern’s corporate website at investor.easternbank.com. (This web address is included as inactive textual references only.) Copies of the Merger Agreement and the proxy statement/prospectus are also available, without charge, by directing a request to Eastern’s Investor Relations team via email at a.hersom@easternbank.com or by telephone at (617) 897-1177.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. Forward-looking statements, by their nature, are subject to risks and uncertainties. There are many factors that could cause actual results to differ materially from expected results described in the forward-looking statements.

Factors relating to the proposed Merger that could cause or contribute to actual results differing materially from expected results include, but are not limited to, the possibility that revenue or expense synergies or the other expected benefits of the Merger may not materialize in the timeframe expected or at all, or may be more costly to achieve; that after the completion of the Merger, Eastern or HarborOne may not perform as expected due to Merger-related uncertainty or other factors; that Eastern is unable to successfully implement its integration strategies; reputational risks and the reaction of the companies’ customers to the Merger; the inability to implement onboarding or transition plans and other consequences associated with the Merger; continued pressures and uncertainties within the banking industry and Eastern and HarborOne’s markets, including changes in interest rates and deposit amounts and composition, adverse developments in the level and direction of loan delinquencies, charge-offs, and estimates of the adequacy of the allowance for loan losses, increased competitive pressures, asset and credit quality deterioration, and legislative, regulatory, and fiscal policy changes and related compliance costs; and diversion of management time on Merger-related issues.

These forward-looking statements are also subject to the risks and uncertainties applicable to our respective businesses generally that are disclosed in Eastern’s and HarborOne’s respective 2024 Annual Reports on Form 10-K. Eastern’s and HarborOne’s SEC filings are accessible on the SEC’s website at sec.gov and on Eastern’s corporate website at investor.easternbank.com. (This web address is included as inactive textual reference only.) Information on Eastern’s website is not part of this document. For any forward-looking statements made in this press release, Eastern claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Except as required by law, Eastern specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About Eastern Bankshares, Inc.

Eastern Bankshares, Inc. is the holding company for Eastern Bank. Founded in 1818, Eastern Bank is Greater Boston’s leading local bank with 109 branch locations serving communities in eastern Massachusetts, southern and coastal New Hampshire, Rhode Island and Connecticut. As of September 30, 2025, Eastern Bank had approximately $25.5 billion in assets. Eastern provides a full range of banking and wealth management solutions for consumers and businesses of all sizes including through its Cambridge Trust Wealth Management division, the largest bank-owned independent investment adviser in Massachusetts with $9.2 billion in assets under management, and takes pride in its outspoken advocacy and community support that includes more than $240 million in charitable giving since 1994. An inclusive company, Eastern is comprised of deeply committed professionals who value relationships with their customers, colleagues and communities. For investor information, visit investor.easternbank.com.

Eastern Bankshares, Inc:

Media contact:

Andrea Goodman

a.goodman@easternbank.com

781-598-7847

Investor contact:

Andrew Hersom

a.hersom@easternbank.com

617-897-1177